As filed with the Securities and Exchange Commission on March 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	74-0694415
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

CENTERPOINT ENERGY SAVINGS PLAN
(Full title of the plan)

Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary
1111 Louisiana
Houston, Texas 77002
(713) 207-1111
(Name and address, including zip code, and telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	Registration
Title of securities to be registered	registered (1)	share (2)	price	Fee
Common Stock, par value $0.01 per share	60,000,000 shares	$13.89	$833,400,000	$32,753
Preferred Stock Purchase Rights (3)	60,000,000 rights	(4)	(4)	(4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock of CenterPoint Energy, Inc., along with the associated Preferred Stock Purchase Rights, that may become issuable under the CenterPoint Energy Savings Plan as a result of stock splits, stock dividends or other similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CenterPoint Energy Savings Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Common Stock of CenterPoint Energy, Inc. as reported on The New York Stock Exchange Composite Tape on March 14, 2008.

(3)	Each share of Common Stock to be registered includes one associated Preferred Stock Purchase Right.

(4)	No separate consideration is payable for the Preferred Stock Purchase Rights. Therefore, the registration fee for such securities is included in the registration fee for the Common Stock.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
Opinion of Baker Botts L.L.P.
Consent of Deloitte & Touche LLP

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 60,000,000 shares of Common Stock issuable pursuant to the CenterPoint Energy Savings Plan (the “Plan”). The contents of the Registration Statement on Form S-8 of CenterPoint Energy, Inc. filed on May 28, 2004 (No. 333-115976), as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on December 14, 2007, relating to the Plan are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. Exhibits
     The following documents are filed as part of this Registration Statement or incorporated by reference herein:

			SEC File or
Exhibit		Report or	Registration	Exhibit
Number	Document Description	Registration Statement	Number	Reference

4.1* -	Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Registration Statement on Form S‑4 of CenterPoint Energy, Inc.	333-69502	3.1

4.2* -	Articles of Amendment to the Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.1.1

4.3* -	Amended and Restated Bylaws of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. dated January 24, 2008	1-31447	3.1

4.4* -	Form of CenterPoint Energy Stock Certificate	Registration Statement on Form S‑4 of CenterPoint Energy, Inc.	333‑69502	4.1

4.5* -	Rights Agreement dated as of January 1, 2002 between CenterPoint Energy, Inc. and JPMorgan Chase Bank, as Rights Agent	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	4.2

4.6* -	Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock and Form of Rights Certificate	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.3

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of Deloitte & Touche LLP

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1 -	Powers of Attorney (included on the signature page of this registration statement)

*	Incorporated herein by reference as indicated.
The registrant undertakes that the Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS for the Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on March 17, 2008.

CENTERPOINT ENERGY, INC. (Registrant)
By:	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. McClanahan, Scott E. Rozzell and Rufus S. Scott, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David M. McClanahan David M. McClanahan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2008
/s/ Gary L. Whitlock Gary L. Whitlock	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 17, 2008
/s/ Walter L. Fitzgerald Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 17, 2008
/s/ Milton Carroll Milton Carroll	Director	March 17, 2008
/s/ Donald R. Campbell Donald R. Campbell	Director	March 17, 2008
/s/ Derrill Cody Derrill Cody	Director	March 17, 2008
/s/ O. Holcombe Crosswell O. Holcombe Crosswell	Director	March 17, 2008

Signature	Title	Date
/s/ Janiece M. Longoria Janiece M. Longoria	Director	March 17, 2008
/s/ Thomas F. Madison Thomas F. Madison	Director	March 17, 2008
/s/ Robert T. O’Connell Robert T. O’Connell	Director	March 17, 2008
/s/ Michael E. Shannon Michael E. Shannon	Director	March 17, 2008
/s/ Peter S. Wareing Peter S. Wareing	Director	March 17, 2008
/s/ Sherman M. Wolff Sherman M. Wolff	Director	March 17, 2008
     Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Registration Statement to be signed on behalf of the CenterPoint Energy Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 17, 2008.

CENTERPOINT ENERGY SAVINGS PLAN
By:	/s/ Marc Kilbride
Marc Kilbride
Chairman of the Benefits Committee of CenterPoint Energy, Inc., Plan Administrator

Exhibit Index

			SEC File or
Exhibit		Report or	Registration	Exhibit
Number	Document Description	Registration Statement	Number	Reference

4.1* -	Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Registration Statement on Form S‑4 of CenterPoint Energy, Inc.	333-69502	3.1

4.2* -	Articles of Amendment to the Amended and Restated Articles of Incorporation of CenterPoint Energy, Inc.	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.1.1

4.3* -	Amended and Restated Bylaws of CenterPoint Energy, Inc.	Form 8-K of CenterPoint Energy, Inc. dated January 24, 2008	1-31447	3.1

4.4* -	Form of CenterPoint Energy Stock Certificate	Registration Statement on Form S‑4 of CenterPoint Energy, Inc.	333-69502	4.1

4.5* -	Rights Agreement dated as of January 1, 2002 between CenterPoint Energy, Inc. and JPMorgan Chase Bank, as Rights Agent	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	4.2

4.6* -	Statement of Resolution Establishing Series of Shares designated Series A Preferred Stock and Form of Rights Certificate	Form 10-K of CenterPoint Energy, Inc. for the year ended December 31, 2001	1-31447	3.3

5.1 -	Opinion of Baker Botts L.L.P.

23.1 -	Consent of Deloitte & Touche LLP

23.2 -	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1 -	Powers of Attorney (included on the signature page of this registration statement)

*	Incorporated herein by reference as indicated.
The registrant undertakes that the Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS for the Plan to be qualified under Section 401 of the Internal Revenue Code have been or will be made.